UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2012

THE WASHINGTON POST COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6714	53-0182885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1150 15th Street, N.W., Washington, D.C.		20071
(Address of principal executive offices)		(Zip Code)

(202) 334-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events

On September 27, 2012, Kaplan Higher Education (KHE) finalized a plan (the “Plan”) to consolidate its market presence at certain of its fixed-facility campuses.  Under the Plan, KHE has ceased new enrollments at nine ground campuses as it considers alternatives for these locations, and will consolidate operations of four other campuses into existing, nearby locations.  KHE will be teaching out the current students at these campuses.

Revenues at these campuses represent approximately 4% of KHE’s total revenues and 2% of Kaplan, Inc.’s total revenues for the first six months of 2012.  In connection with the Plan, KHE expects to incur an estimated $18 million in restructuring costs from fixed asset write-downs and lease and severance obligations; a portion of these restructuring costs will be recorded in the third quarter of 2012, with the remainder recorded through the end of 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Washington Post Company

(Registrant)

Date September 28, 2012                                                          /s/     Hal S. Jones

    Hal S. Jones

    Senior Vice President - Finance

             (Principal Financial Officer)